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                                                                    EXHIBIT 10.1

               AMENDMENT NO. 2 TO THE CREDIT TERMS AND CONDITIONS

     This Amendment No. 2 to Credit Terms and Conditions ("Amendment") dated May 12, 1998, to that certain Credit Terms and Conditions, dated as of April 2, 1997 (as modified, amended and supplemented to the date hereof, the "Agreement"), is entered into by and between Imperial Bank, as lender, and National Insurance Group, as borrower.

     All capitalized terms used, but not defined herein, shall have the same meaning as set forth in the Agreement.

     In consideration of the mutual covenants contained herein, the parties hereby agree that the Agreement is hereby amended as follows.

     1. Section B4 of the Agreement is hereby amended and restated to read in its entirety as follows:

     "4. NET WORTH. Maintain, on a consolidated basis, a tangible net worth (meaning the excess of all assets, excluding and value for good will other than the goodwill for New Arts Acquisition, Inc. which shall be included, trademarks, patents, copyrights, leaseholds, organization expense and other similar intangible items, over its liabilities) of not less than twenty five million dollars ($25,000,000) to increase each fiscal year end, commencing with the fiscal year end 1998, by Borrower's net income (without deduction for losses), minus dividends paid."

     2. Except as provided herein, the Agreement remains unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

National Insurance Group                       Imperial Bank




By: /s/ ROBERT P. BARBAROWICZ                  By: /s/ JOSEPH MCCARTHY
   ----------------------------                ----------------------------
   Robert P. Barbarowicz                           Joseph McCarthy,
   Executive Vice President                        Vice President
   General Counsel & Secretary